Exhibit 5.1


                        [LETTERHEAD OF HUNTON & WILLIAMS]



                                October 21, 1999



Board of Directors
Lowe's Companies, Inc.
1605 Curtis Bridge Road
Wilkesboro, NC  28697

                       Registration Statement on Form S-8
         Relating to Lowe's Companies, Inc. Directors' Stock Option Plan
         ---------------------------------------------------------------

Ladies and Gentlemen:

         We are acting as counsel for Lowe's Companies, Inc. (the "Company") in connection with the registration under the Securities Act of 1933 of 250,000 shares of its common stock (the "Common Stock"). The Common Stock is to be issued by the Company to participants in the Lowe's Companies, Inc. Directors' Stock Option Plan (the "Plan") when such participants exercise their options to purchase common stock under the Plan. The shares of common stock to be issued under the Plan are being registered by the Company in a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"). In connection with the filing of the Registration Statement, you have requested our opinion concerning certain corporate matters.

         In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

         Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina.

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October 21, 1999
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2.            The common stock has been duly authorized and, when the shares have been issued as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                                 Very truly yours,


                                                 /s/ Hunton & Williams
                                                 ----------------------
                                                 Hunton & Williams